UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2012

California Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-134549	83-483725
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

California Gold Corp.

4515 Ocean View Blvd., Suite 305

La Cañada, CA 91011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Davidson

California Gold Corp.

4515 Ocean View Blvd., Suite 305

La Cañada, CA 91011

(818) 542-6891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

(212) 400-6900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2012, California Gold Corp. (“we” or, the “Company”) entered into an agreement with American Strategic Minerals Corporation, a Nevada corporation (“Amicor”), pursuant to which for the consideration of $125,000, we will receive a report (the “Report”) from Amicor concerning the geological formations on two properties (the “Amicor Properties”) in Bull Canyon and Martin Mesa, Montrose County, Colorado. Amicor owns mining leases covering unpatented mining claims on the Amicor Properties. We will review the Report to determine and identify the approximate locations and scope of geological formations, if any, that could contain potential gold deposits.

Item 3.02 Unregistered Sale of Equity Securities

At our option, we have decided to pay Amicor for the Report by issuing to Amicor 1,250,000 restricted shares of our common stock, valued at $0.10 per share, the closing price of our common stock on the OTC Bulletin Board on March 19, 2012.

The sales of the our shares to Amicor is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. Amicor has represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends are being affixed to the common stock certificates to be issued to Amicor. Amicor represented and warranted to us, among other things, that it is an accredited investor within the meaning of Regulation D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA GOLD CORP.

Date: March 23, 2012	By:	/s/ James D. Davidson
	Name:	James D. Davidson
	Title:	Chief Executive Officer and Presiden

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